UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2008

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

NEO Retirement

On April 16, 2008, Challis M. Lowe, Executive Vice President of Human Resources, notified Dollar General Corporation (the “Company”) of her decision to retire. The effective date of the retirement has not yet been determined.  The Company will file an amendment to this Form 8-K to announce the effective date promptly upon its determination.  Ms. Lowe will receive payments and benefits as contemplated in her employment agreement with the Company as if the retirement were a termination without cause after a change-in-control, subject to her execution of a release in the form attached as an exhibit to such employment agreement.

NEO Compensatory Arrangement

On April 17, 2008, the Compensation Committee of the Board of Directors of the Company approved the fiscal 2008 annual bonus program (the “2008 Teamshare Program”) applicable to Rick Dreiling, David Beré, David Tehle and Kathleen Guion (the “named executive officers”), among others.  Under the 2008 Teamshare Program, the named executive officers will be eligible to receive a cash bonus payment equal to a certain percentage of base salary based upon the Company’s achievement in fiscal 2008 of a pre-established financial performance measure.

The Committee selected a financial performance measure based upon earnings before interest, taxes, amortization and depreciation (“EBITDA”), with adjustments similar to those made for purposes of calculating performance targets for our long-term incentive program, including exclusions for the impact of: (a) any fee paid to Kohlberg Kravis Roberts & Co., Goldman Sachs & Co. and any affiliates thereof pursuant to the terms of the Monitoring Fee Letter Agreement dated July 6, 2007; (b) all consulting, accounting, legal, valuation, banking, filing, disclosure and similar costs, fees and expenses directly related to the consideration, negotiation, approval and consummation of the proposed acquisition and related financing of the Company by affiliates of Kohlberg Kravis Roberts & Co. and any litigation or settlement of any litigation related thereto; and (c) any unplanned items of a non-recurring or extraordinary nature as determined in good faith by the CEO and CFO and approved by the Committee.

The Committee established the target financial performance level for purposes of the 2008 Teamshare Program at a level similar to the fiscal 2008 level for vesting of performance-based options granted on July 6, 2007 to the named executive officers. The Committee also established the threshold financial performance level, below which no bonus may be paid under the 2008 Teamshare Program, at 95% of the target financial performance level. Unlike the Teamshare program in prior years, there is no maximum level of EBITDA performance associated with the 2008 Teamshare Program.

The Committee considers the 2008 Teamshare Program target financial performance level to be challenging and generally consistent with the level of difficulty of achievement associated with the Company’s performance-based awards for prior years.  The Company did not achieve the threshold Teamshare performance level in fiscal years 2006 or 2005. The Company achieved Teamshare performance levels between threshold and target in fiscal year 2004, between target and maximum in fiscal year 2007, and at maximum in fiscal year 2003.

The bonus to be paid to each named executive officer if the Company reaches the target financial performance level is equal to the applicable percentage, as set forth in the chart below, of such officer’s salary:

Name	Target Payout Percentage
Mr. Dreiling (1)	100%
Mr. Beré (2)	70%
Mr. Tehle	65%
Ms. Guion	65%

(1)

Mr. Dreiling’s threshold and target bonus percentages are established in his employment agreement with the Company, and he is guaranteed a payout at least at the threshold level for fiscal 2008.  That threshold level is 50% of his target bonus.

(2)

The terms of Mr. Beré’s April 9, 2008 letter agreement with the Company continue to apply with respect to his bonus opportunity for the months of February and March of 2008.  See the Company’s Current Report on Form 8-K dated April 9, 2008 as filed with the SEC on April 10, 2008.

Payments for financial performance below or above the target level shall be prorated on a graduated scale commensurate with performance levels in accordance with the following schedule. As a threshold matter, unless required by contract, no such officer is eligible to receive a bonus under the 2008 Teamshare Program if that officer receives an “unsatisfactory” overall individual performance rating and payment of any bonus is in the Committee’s discretion if the officer receives a “needs improvement” overall individual performance rating.

% of Target Performance Level	% of Bonus Target
95%	50%
96%	60%
97%	70%
98%	80%
99%	90%
100%	100%
101%	110%
102%	120%
103%	130%
104%	140%
105%	150%
106%	160%
107%	170%
108%	180%
109%	190%
110% (1)	200% (1)

(1) For every 1% EBITDA increase over 110%, each named executive officer is eligible to receive an additional 7.1491% of his or her bonus target.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial statements of businesses acquired.  N/A

(b)

Pro forma financial information.  N/A

(c)

Shell company transactions.  N/A

(d)

Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2008	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

Description

99

Employment Agreement with Challis M. Lowe effective April 1, 2006 (incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2007, filed with the SEC on March 29, 2007 (file number 001-11421)).

4